Exhibit 99.1

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet:
www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS SECOND QUARTER RESULTS
Sales increase 22% to $47.1 million
Net income up 65% to $3.5 million
PHOENIX, AZ — (October 27, 2005) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of fiscal 2006 ended September 30, 2005.
     Net sales for the second quarter of fiscal 2006 rose 22% to $47,091,000 from $38,635,000 for the second quarter last year.
     Net income for the second quarter increased 65% to $3,517,000 compared with $2,131,000 in the same period one year ago. Net income per share for the second quarter this year was $0.56 versus $0.34 last year based on basic weighted average shares outstanding and $0.52 versus $0.33 per share based on diluted weighted average shares. The prior year included $0.03 per diluted share in income from discontinued retail operations.
     For the first six months of fiscal 2006, net sales climbed 25% to $92,967,000 from $74,572,000 for the same period last year. Net income for the first six months of this year was up 84% to $7,059,000 versus $3,838,000 for the comparable prior year period. Net income per share was $1.12 based on basic weighted average shares outstanding and $1.06 per share based on diluted weighted average shares for the first six months this year versus $0.61 and $0.59, respectively, for the six-month period in the prior year.
     Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “These results represented the best second quarter in the company’s history. All three manufacturing plants performed well, benefiting from strong demand and an excellent product mix. Profit margins were also positively affected by the fact that selling price increases, initiated earlier this calendar year, worked their way through our order backlog to favorably impact the quarter.”
     Mr. Stegmayer continued, “The first half of fiscal 2006 has been even better than we anticipated. We look for continued good results in the last six months of the year although the comparisons will be to increasingly strong results in the third and fourth quarters of last year. The greatest concern for the months ahead is the availability and price of the raw materials and components we buy. The escalating cost environment we have experienced for the past eighteen months has been further stimulated by the natural disasters in the United States and abroad. In addition to the terrible human toll taken by these catastrophes, the vast destruction of property and subsequent re-building efforts is predicted to cause sustained material shortages and price increases.”
     Cavco also announced that it has amended its revolving credit facility with JPMorgan Chase Bank N.A. to eliminate and modify certain covenants to provide more flexibility in the facility.
     Cavco’s senior management will hold a conference call to review these results tomorrow, October 28, 2005, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=145386&s=wm&e=1149933. An archive of the webcast and presentation will be available for 90 days at this website.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.
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     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2005	2005
	(Unaudited)
ASSETS
Current assets
Cash	$10,839	$46,457
Short term investments	39,900
Restricted cash	1,168	1,028
Accounts receivable	9,329	7,545
Inventories	11,897	9,703
Prepaid expenses and other current assets	1,404	1,202
Deferred income taxes	3,590	3,610
Retail assets held for sale	334	1,114

Total current assets	78,461	70,659

Property, plant and equipment, at cost:
Land	6,050	2,330
Buildings and improvements	6,192	5,045
Machinery and equipment	6,656	6,446

	18,898	13,821
Accumulated depreciation	(6,810)	(6,349)

	12,088	7,472

Goodwill	67,346	67,346

Total assets	$157,895	$145,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,450	$5,978
Accrued liabilities	25,815	22,099

Total current liabilities	31,265	28,077

Deferred income taxes	10,150	9,090

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value, 1,000,000 shares authorized; No shares issued or outstanding		—
Common Stock, $.01 par value; 10,000,000 shares authorized; Outstanding 6,334,776 and 6,288,730 shares	63	63
Additional paid-in capital	120,984	119,998
Unamortized value of restricted stock	(188)	(313)
Accumulated deficit	(4,379)	(11,438)

Total stockholders’ equity	116,480	108,310

Total liabilities and stockholders’ equity	$157,895	$145,477

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales	$47,091	$38,635	$92,967	$74,572
Cost of sales	37,482	31,366	73,721	61,210

Gross profit	9,609	7,269	19,246	13,362
Selling, general and administrative expenses	4,207	4,068	8,319	7,418

Income from operations	5,402	3,201	10,927	5,944
Interest income	364	100	646	201

Income from continuing operations before income taxes	5,766	3,301	11,573	6,145
Income tax expense	2,249	1,320	4,514	2,457

Income from continuing operations	3,517	1,981	7,059	3,688
Income from discontinued retail operations less income taxes of $100 in 2004		150		150

Net Income	$3,517	$2,131	$7,059	$3,838

Net income per share (basic):
Continuing operations	$0.56	$0.32	$1.12	$0.59
Discontinued retail operations	—	0.02	—	0.02

Net Income	$0.56	$0.34	$1.12	$0.61

Net income per share (diluted):
Continuing operations	$0.52	$0.30	$1.06	$0.57
Discontinued retail operations	—	0.03	—	0.02

Net Income	$0.52	$0.33	$1.06	$0.59

Weighted average shares outstanding:
Basic	6,302,386	6,288,730	6,295,558	6,288,730

Diluted	6,720,397	6,520,528	6,685,694	6,522,178

On January 6, 2005, Cavco Industries, Inc. announced that its Board of Directors had authorized a 2-for-l split of its common stock in the form of a 100% stock dividend. The dividend was paid on January 31, 2005 to stockholders of record as of January 18, 2005. The information for the three and six months ended September 30, 2004 is presented as if this stock split had been completed as of the beginning of these periods.
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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
Other Operating Data — Continuing Operations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales
Manufacturing	$45,122	$38,338	$89,910	$73,283
Retail	3,309	2,204	6,347	4,935
Less: Intercompany	(1,340)	(1,907)	(3,290)	(3,646)

Net Sales	$47,091	$38,635	$92,967	$74,572

Floor shipments — manufacturing	1,825	1,730	3,637	3,375

Average sales price per floor — manufacturing	$24,724	$22,161	$24,721	$21,713

Home shipments — manufacturing	1,051	1,008	2,119	1,942

Average sales price per home — manufacturing	$42,932	$38,034	$42,430	$37,736

Home shipments — retail	40	33	81	71

Average sales price per home — retail	$82,725	$66,788	$78,358	$69,507

Capital expenditures	$4,878	$37	$5,077	$216

Depreciation	$228	$272	$461	$547

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